Exhibit 99.1

Kite Reports Fourth Quarter and Full Year 2016 Financial Results

•	Strong Execution Across Clinical Development, Pipeline, Manufacturing and Pre-Commercial Activities in 2016

•	On Track to Complete Rolling Biologics License Application to the U.S. Food and Drug Administration for Axicabtagene Ciloleucel by End of First Quarter 2017

•	Potential U.S. Approval and Launch of Axicabtagene Ciloleucel Expected in 2017

•	Conference Call to Be Held Today at 9:00 AM Eastern Time

SANTA MONICA, Calif. Feb. 28, 2017 - Kite Pharma, Inc. (Nasdaq:KITE) today provided a corporate update and reported fourth quarter and full-year 2016 financial results for the period ended December 31, 2016.

In a separate announcement today, Kite issued positive topline results from the primary analysis of the ZUMA-1 study of axicabtagene ciloleucel in patients with aggressive non-Hodgkin lymphoma (NHL). Kite continues to expect completion of its rolling submission of a Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for axicabtagene ciloleucel (KTE-C19) for the treatment of aggressive NHL by the end of the first quarter 2017, with potential approval and commercial launch in 2017.

“The accomplishments, leadership additions to the company, and performance of Kite during 2016 put us in a position of strength as we prepare to potentially deliver the first CAR-T therapy for aggressive NHL to patients later this year,” said Arie Belldegrun, M.D., FACS, Chairman, President, and Chief Executive Officer. “Beyond axicabtagene ciloleucel, we have taken important steps to expand Kite’s global footprint and pipeline of cell therapy candidates. Through our recently announced strategic collaborations with Fosun Pharma and Daiichi Sankyo, our plans for submission and potential launch in Europe, and ongoing clinical studies of axicabtagene ciloleucel, we look ahead to an increasingly strong future for Kite.”

Fourth Quarter and Full Year 2016 Financial Results

•	Revenues were $4.9 million for the fourth quarter of 2016 and $22.2 million for the full year of 2016.

•	Research and development expenses were $58.9 million for the fourth quarter of 2016, which includes $8.9 million of non-cash stock-based compensation expense. For the full year of 2016, research and development expenses were $197.9 million, which includes $34.7 million of non-cash stock-based compensation expense.

•	General and administrative expenses were $31.8 million for the fourth quarter of 2016, which includes $10.8 million of non-cash stock-based compensation expense. For the full year of 2016, general and administrative expenses were $97.4 million, which includes $38.8 million of non-cash stock-based compensation expense.

•	Net loss was $84.9 million, or $1.70 per share, for the fourth quarter of 2016. For the full year of 2016, net loss was $267.1 million, or $5.46 per share.

•	Non-GAAP net loss for the fourth quarter of 2016 was $65.2 million, or $1.31 per share, excluding non-cash stock-based compensation expense of $19.7 million. For the full year of 2016, non-GAAP net loss was $193.5 million, or $3.95 per share, excluding non-cash stock-based compensation expense of $73.6 million.

•	As of December 31, 2016, Kite had $414.4 million in cash, cash equivalents, and marketable securities. In January 2017, Kite received a $50 million upfront payment from Daiichi Sankyo related to the recently announced strategic collaboration in Japan.

2017 Financial Guidance

•	Kite expects full year 2017 net cash burn to be between $325 million and $340 million, which includes approximately $30 million in capital expenditures but excludes cash inflows or cash outflows from business development activities, if any, and excludes planned upfront payments totaling $90 million from recently announced strategic collaborations in Asia. Estimated full year 2017 cash burn is driven primarily by a projected GAAP net loss of between $450 million and $465 million. The 2017 projected net loss includes non-cash stock-based compensation expenses of approximately $135 million.

•	Kite expects full year 2017 revenue to be between $40 million and $50 million, which assumes no product revenue, and full year 2017 GAAP operating expenses to be between $490 million and $515 million.

•	As previously announced, Kite expects to have sufficient cash resources to fund its current operations, including planned clinical development programs, through the first half of 2018. This projection excludes cash inflows or cash outflows from future business development activity, if any.

2016 Highlights

Axicabtagene Ciloleucel/KTE-C19 Progress

•	Presented positive interim results from the ZUMA-1 Phase 2 study of axicabtagene ciloleucel in aggressive NHL in a late-breaker oral presentation at the 2016 American Society of Hematology (ASH) annual meeting.

•	Reported a Phase 1 update from the ZUMA-3 and ZUMA-4 trials of KTE-C19 in adult and pediatric relapsed/refractory acute lymphoblastic leukemia at the 2016 ASH annual meeting.

•	Initiated ZUMA-6, a Phase 1b/2 study of axicabtagene ciloleucel in combination with the checkpoint inhibitor atezolizumab in patients with chemorefractory diffuse large B-cell lymphoma (DLBCL) in collaboration with Genentech.

•	Presented results from SCHOLAR-1, the first patient-level pooled analysis of outcomes in chemorefractory DLBCL, providing an important historical benchmark for studies of the disease.

Regulatory Milestones

•	Initiated BLA rolling submission to the FDA for axicabtagene ciloleucel in December 2016.

•	Received Orphan Drug Designation from the FDA for KTE-C19 in the treatment of five additional B-cell malignancies, granting Kite the designation for the major indications in hematologic malignancies in the US. KTE-C19 also has Orphan Drug Designation in the EU for these indications.

•	Received Priority Medicines (PRIME) status from the European Medicines Agency for KTE-C19 in the treatment of chemorefractory DLBCL.

Axicabtagene Ciloleucel Commercial & Manufacturing Readiness

•	Achieved 99 percent success rate in the manufacturing of clinical product patient dose from a single apheresis for the multi-center ZUMA-1 clinical trial.

•	Marked the official opening of Kite’s commercial manufacturing plant, a state-of-the-art facility in El Segundo, California estimated to have the capacity to produce more than 4,000 patient therapies per year.

•	Initiated development of Kite Konnect™, a cloud-based solution for commercial-scale ordering, logistics, monitoring and delivery of T-cell therapies, designed to enable a positive prescriber and patient experience.

Pipeline Expansion and Developments

•	Submitted an investigational new drug (IND) application for KITE-718, a TCR product candidate that targets MAGE-A3/A6 antigens expressed on solid tumors.

•	Initiated plans to file an IND application in 2017 for KITE-585, a CAR product candidate targeting B cell maturation antigen (BCMA) for multiple myeloma.

•	Initiated plans to file IND applications in 2018 for KITE-796, a CAR product candidate targeting CLL-1 in acute myeloid leukemia (AML), and for KITE-439, a TCR product candidate targeting human papillomavirus (HPV)-16 E7 for cervical cancer, head and neck cancer, and other solid tumors.

Strategic Collaborations

•	Entered into a new Cooperative Research and Development Agreement (CRADA) for the development of a fully human anti-CD19 CAR product candidate to treat B-cell malignancies with the National Cancer Institute (NCI).

•	Licensed intellectual property related to a fully human anti-CD19 CAR to treat B-cell malignancies from the National Institutes of Health (NIH).

•	Expanded the TCR portfolio by licensing intellectual property from the NIH related to multiple TCR product candidates for the treatment of solid tumors expressing mutated KRAS antigens.

•	Entered into a new CRADA for the development of TCR product candidates directed against HPV-16 E6 and E7 for the treatment of HPV-associated cancers with the NCI.

•	Licensed a technology platform from The Regents of the University of California, on behalf of the University of California, Los Angeles, for the scalable production of T cells using pluripotent stem cell lines capable of indefinite self-renewal and designed to overcome limitations of current allogeneic approaches.

•	Partnered with Leiden University Medical Center to develop TCR product candidates targeting solid tumors associated with HPV-16 infection.

About Kite

Kite is a biopharmaceutical company engaged in the development of innovative cancer immunotherapies with a goal of providing rapid, long-term durable response and eliminating the burden of chronic care. The company is focused on chimeric antigen receptor (CAR) and T cell receptor (TCR) engineered cell therapies designed to empower the immune system’s ability to recognize and kill tumors. Kite is based in Santa Monica, CA. For more information on Kite, please visit www.kitepharma.com. Sign up to follow @KitePharma on Twitter at www.twitter.com/kitepharma.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “expected,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the ability and timing of initiating and completing a submission of the BLA for axicabtagene ciloleucel with the FDA, obtaining regulatory approval based on the studies of axicabtagene ciloleucel, commercially launching axicabtagene ciloleucel, and researching and developing additional product candidates, expectations regarding the clinical effectiveness and safety of axicabtagene ciloleucel, and Kite’s 2017 financial guidance including the sufficiency of Kite’s cash, cash equivalents and marketable securities. Various factors may cause differences between Kite’s expectations and actual results as discussed in greater detail in Kite’s filings with the Securities and Exchange Commission, including without limitation in its Form 10-K for the year ended December 31, 2016. Any forward-looking statements that are made in this press release speak only as of the date of this press release. Kite assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Conference Call and Webcast Details

Kite will host a live conference call and webcast today at 6:00 AM Pacific Time (9:00 AM Eastern Time) to discuss financial results and provide a business update. To access the live conference call by telephone, please dial 888-771-4371 (U.S.) or 847-585-4405 (International). The conference ID number for the live call is 44040763. The webcast will be made available on the Company’s website at www.kitepharma.com under the Investors tab in the Events and Presentations section. Following the live audio webcast, a replay will be available on the Company’s website for approximately 30 days.

KITE PHARMA, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	DECEMBER 31, 2016	DECEMBER 31, 2015
ASSETS
Current assets
Cash, cash equivalents, and marketable securities	$414,422	$614,722
Prepaid expenses and other current assets	12,974	16,371

Total current assets	427,396	631,093
Restricted cash and investments	10,669	1,540
Property and equipment, net	44,409	30,116
Intangible assets and goodwill, net	31,398	36,740
Other assets	10,432	8,474

Total assets	$524,304	$707,963

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,660	$8,049
Accrued expenses and other current liabilities	29,482	11,787
Deferred revenue	15,000	16,333

Total current liabilities	55,142	36,169
Deferred revenue, less current portion	19,779	32,176
Contingent consideration	14,218	16,080
Other non-current liabilities	7,195	7,778

Total liabilities	96,334	92,203
Total stockholders’ equity	427,970	615,760

Total liabilities and stockholders’ equity	$524,304	$707,963

KITE PHARMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2016	2015	2016	2015
Revenues	$4,907	$4,887	$22,170	$17,258
Operating expenses:
Research and development	58,902	28,794	197,934	76,369
General and administrative	31,802	14,316	97,423	44,839

Total operating expenses	90,704	43,110	295,357	121,208

Loss from operations	(85,797)	(38,223)	(273,187)	(103,950)
Interest income	912	503	3,624	1,809
Interest expense	(68)	(13)	(13)	(26)
Other income (expense)	(293)	(7)	(388)	514

Loss before income taxes	(85,246)	(37,740)	(269,964)	(101,653)
Benefit (provision) from income taxes	312	(491)	2,894	—

Net loss	$(84,934)	$(38,231)	$(267,070)	$(101,653)

Net loss per share, basic and diluted	$(1.70)	$(0.85)	$(5.46)	$(2.33)

Weighted-average shares outstanding, basic and diluted	49,903	44,967	48,940	43,637

Note Regarding Use of Non-GAAP Financial Measures

Kite provides non-GAAP net loss and non-GAAP net loss per share that include adjustments to U.S. Generally Accepted Accounting Principles (GAAP) figures. These adjustments to GAAP net loss exclude non-cash stock-based compensation expense. Kite believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Kite’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Kite’s operating results. In addition, these non-GAAP financial measures are among the indicators Kite’s management uses for planning purposes and measuring Kite’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Kite may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer below for a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

KITE PHARMA, INC.

Reconciliation of GAAP to Non-GAAP Net Loss

(In thousands, except per share amounts)

(unaudited)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2016	2015	2016	2015
Net loss - GAAP	$(84,934)	$(38,231)	$(267,070)	$(101,653)
Adjustments:
Non-cash stock-based compensation expense	19,696	13,770	73,579	40,672

Net loss - Non-GAAP	$(65,238)	$(24,461)	$(193,491)	$(60,981)

Net loss per share, basic and diluted - GAAP	$(1.70)	$(0.85)	$(5.46)	$(2.33)
Adjustments:
Non-cash stock-based compensation expense per share	0.39	0.31	1.51	0.93

Net loss per share, basic and diluted - Non-GAAP	$(1.31)	$(0.54)	$(3.95)	$(1.40)

Weighted average common shares outstanding, basic and diluted	49,903	44,967	48,940	43,637

CONTACT:

Christine Cassiano

SVP, Corporate Communications & Investor Relations

ccassiano@kitepharma.com

or

Greg Mann

VP, Investor Relations

gmann@kitepharma.com

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